As filed with the Securities and Exchange Commission on January 4, 2012

Registration No. 333-127534

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 3 to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LRAD CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	87-0361799
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

15378 Avenue of Science, Suite 100

San Diego, California 92128

(858) 679-2114

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

THOMAS R. BROWN

President and Chief Executive Officer,

LRAD CORPORATION

15378 Avenue of Science, Suite 100

San Diego, California 92128

(858) 676-1112

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to: JOSHUA E. LITTLE, ESQ. Durham Jones & Pinegar, P.C. 192 E. 200 N., Third Floor St. George, Utah 84770 (435) 674-0400

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

This Post-Effective Amendment shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Post-Effective Amendment relates to the Registration Statement filed on Form S-3 (File No. 333-127534), originally registering 4,603,270 shares of the Company’s common stock, certain of which were issuable upon the exercise of warrants, on behalf of certain selling stockholders. The Registrant is filing this Post-Effective Amendment to terminate the effectiveness of such Registration Statement and to deregister, as of the effective date of this Post-Effective Amendment, all of the securities of the Registrant remaining unsold under such Registration Statement because the Registrant is no longer contractually obligated to maintain the effectiveness of such Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Diego, State of California, on January 4, 2012.

LRAD CORPORATION

By:	/s/ THOMAS R. BROWN
Thomas R. Brown, President and Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below authorizes Thomas R. Brown, with full power of substitution and resubstitution, his true and lawful attorney-in-fact, for him in any and all capacities, to sign any amendments (including post-effective amendments or supplements) to this registration statement and to file the same, with exhibits thereto, and other documents in connection therewith, with the SEC.

Signature	Title	Date

/s/ THOMAS R. BROWN Thomas R. Brown	Chairman of the Board, President, Chief Executive Officer (Principal Executive Officer)	January 4, 2012

/s/ KATHERINE H. MCDERMOTT Katherine H. McDermott	Chief Financial Officer (Principal Financial and Accounting Officer)	January 4, 2012

/s/ HELEN C. ADAMS Helen C. Adams	Director	January 4, 2012

/s/ LAURA M. CLAGUE Laura M. Clague	Director	January 4, 2012

/s/ RAYMOND C. SMITH Raymond C. Smith	Director	January 4, 2012